EXHIBIT 99.1

PART I

Item 1.	Business.

General

Originally organized as Caterpillar Tractor Co. in 1925 in the State of California, our company was reorganized as Caterpillar Inc. in 1986 in the State of Delaware.  As used herein, the term “Caterpillar,” “we,” “us,” “our” or “the company” refers to Caterpillar Inc. and its subsidiaries unless designated or identified otherwise.

Overview

With 2015 sales and revenues of $47.011 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives.  The company principally operates through its three product segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. Caterpillar is also a leading U.S. exporter.  Through a global network of independent dealers and direct sales of certain products, Caterpillar builds long-term relationships with customers around the world.

Currently, we have six operating segments, of which four are reportable segments and are described below.  Further information about our reportable segments, including geographic information, appears in Note 23 — “Segment information” of Part II, Item 8 "Financial Statements and Supplementary Data."

Categories of Business Organization

1.               Machinery, Energy & Transportation — Represents the aggregate total of Construction Industries, Resource Industries, Energy & Transportation and All Other operating segments and related corporate items and eliminations.

2.               Financial Products — Primarily includes the company’s Financial Products Segment.  This category includes Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Financial Insurance Services (Insurance Services) and their respective subsidiaries.

Other information about our operations in 2015, including certain risks associated with our operations, is included in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Construction Industries

Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, building construction and forestry applications.  The majority of machine sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining.

Customer demand for construction machinery has generally been characterized over the past decade by a shift from developed to developing economies.  Customers in developing economies often prioritize purchase price in making their investment decisions, while customers in developed economies generally weigh productivity and other performance criteria that contribute to lower lifetime owning and operating costs of a machine.  To meet customer expectations in developing economies, Caterpillar developed differentiated product offerings that target customers in those markets, including our SEM brand machines.  We believe that these customer-driven product innovations enable us to compete more effectively in developing economies. In those developed economies that are subject to diesel engine emission requirements, we continued our multi-year roll out of products designed to meet those requirements. The majority of Construction Industries' research and development spending in 2015 focused on the next generation of construction machines.

The competitive environment for construction machinery is characterized by some global competitors and many regional and specialized local competitors.  Examples of global competitors include Komatsu Ltd., Volvo Construction Equipment (part of the Volvo Group), CNH Industrial N.V., Deere & Company, Hitachi Construction Machinery Co., Ltd., J.C. Bamford Excavators Ltd., Doosan Infracore Co. Ltd., and Hyundai Construction Equipment (part of Hyundai Heavy Industries).  As an example of regional and local competitors, our competitors in China also include Guangxi LiuGong Machinery Co., Ltd., Longking Holdings Ltd., Sany Heavy Industry Co., Ltd., Xiamen XGMA Machinery Co., Ltd., XCMG Group, The Shandong

Heavy Industry Group Co., Ltd. (Shantui Construction Machinery Co., Ltd.), Strong Construction Machinery Co., Ltd., and Shandong Lingong Construction Machinery Co., Ltd. (part of Volvo Group). Each of these companies has varying product lines that compete with Caterpillar products, and each has varying degrees of regional focus.

The Construction Industries product portfolio includes the following machines and related parts:

· backhoe loaders	· track-type loaders	· small track-type tractors
· small wheel loaders	· mini excavators	· medium track-type tractors
· skid steer loaders	· small, medium and large track excavators	· select work tools
· multi-terrain loaders	· wheel excavators	· motor graders
· medium wheel loaders	· pipelayers	· telehandlers
· compact wheel loaders	· paving products	· forestry products

Resource Industries

The Resource Industries segment is primarily responsible for supporting customers using machinery in mining, quarry, waste and material handling applications.  Caterpillar offers mining customers the broadest product range in the industry. We manufacture high productivity equipment for both surface and underground mining operations around the world. Our equipment is used to extract and haul copper, iron ore, coal, oil sands, aggregates, gold and other minerals and ores. In addition to equipment, Resource Industries also develops and sells technology to provide customers fleet management systems, equipment management analytics and autonomous machine capabilities.

Customers in most markets place an emphasis on equipment that is highly productive, reliable and provides the lowest total cost of ownership over the life of the equipment. In some developing markets, customers often prioritize purchase price in making their investment decisions.  We believe our ability to control the integration and design of key machine components represents a competitive advantage. Our research and development efforts remain focused on providing mining and quarry customers the lowest total cost of ownership enabled through the highest quality, most productive products in the industry.
The competitive environment for Resource Industries consists of a few larger global competitors that compete in several of the markets that we serve and a substantial number of smaller companies that compete in a more limited range of products, applications, and regional markets.  Our global surface competitors include Komatsu Ltd., Joy Global, Inc., Hitachi Construction Machinery Co., Ltd., Volvo Construction Equipment, Atlas Copco AB, and Sandvik Mining. Our global underground competitors include Joy Global, Inc., Atlas Copco AB, Sandvik Mining and Zhengzhou Coal Mining Machinery Group Co., Ltd.

The Resource Industries product portfolio includes the following machines and related parts:

· electric rope shovels	· large mining trucks	· landfill compactors
· draglines	· longwall miners	· soil compactors
· hydraulic shovels	· large wheel loaders	· material handlers
· track and rotary drills	· off-highway trucks	· machinery components
· highwall miners	· articulated trucks	· electronics and control systems
· hard rock vehicles	· scoops and haulers	· select work tools
· continuous miners	· wheel tractor scrapers	· hard rock continuous mining systems
· large track-type tractors	· wheel dozers

Energy & Transportation

Our Energy & Transportation segment supports customers in oil and gas, power generation, marine, rail and industrial applications, including Cat® machines. The product and services portfolio includes reciprocating engines, generator sets, marine propulsion systems, gas turbines and turbine-related services, diesel-electric locomotives and other rail-related products and services. Responsibilities also include the remanufacturing of Cat® engines and components and remanufacturing services for other companies and product support of on-highway vocational trucks for North America.

Regulatory emissions standards of the U.S. Environmental Protection Agency (EPA) and comparable standards in other developed economies have required us to make significant investments in research and development that will continue as new products and similar regulations are introduced over the next several years. We believe that our emissions technology provides a competitive advantage in connection with emissions standards compliance and performance.

The competitive environment for reciprocating engines in marine, oil and gas, industrial and electric power generation systems along with turbines consists of a few larger global competitors that compete in a variety of markets that Caterpillar serves, and a substantial number of smaller companies that compete in a limited-size product range, geographic region and/or application.  Principal global competitors include Cummins Inc., Rolls-Royce Power Systems, GE Oil & Gas, GE Power & Water, Deutz AG and Wärtsilä Corp.  Other competitors, such as MAN Diesel & Turbo SE, Siemens Energy, Rolls-Royce Marine, Mitsubishi Heavy Industries Ltd., Volvo Penta, Weichai Power Co., Ltd., Kirloskar Oil Engines Limited and other emerging market competitors compete in certain markets in which Caterpillar competes. An additional set of competitors, including Generac Power Systems, Inc., Kohler Co., Inc., Aggreko plc and others, are packagers who source engines and/or other components from domestic and international suppliers and market products regionally and internationally through a variety of distribution channels.  In rail-related businesses, our global competitors include GE Transportation, Vossloh AG, Siemens Akteingesellschaft, Alstom Transport SA, and Voestalpine AG.  We also compete with other companies on a more limited range of products, services and/or geographic regions.

The Energy & Transportation portfolio includes the following products and related parts:

•	reciprocating engine powered generator sets

•	reciprocating engines supplied to the industrial industry as well as Caterpillar machinery

•	integrated systems used in the electric power generation industry

•	turbines, centrifugal gas compressors and related services

•	reciprocating engines and integrated systems and solutions for the marine and oil and gas industries

•	remanufactured reciprocating engines and components

•	diesel-electric locomotives and components and other rail-related products and services

Financial Products Segment

The business of our Financial Products segment is primarily conducted by Cat Financial, a wholly owned finance subsidiary of Caterpillar.  Cat Financial’s primary business is to provide retail and wholesale financing alternatives for Caterpillar products to customers and dealers around the world.  Retail financing is primarily comprised of the financing of Caterpillar equipment, machinery and engines. Cat Financial also provides financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar products. In addition to retail financing, Cat Financial provides wholesale financing to Caterpillar dealers and purchases short-term trade receivables from Caterpillar and its subsidiaries. The various financing plans offered by Cat Financial are primarily designed to increase the opportunity for sales of Caterpillar products and generate financing income for Cat Financial.  A significant portion of Cat Financial’s activities is conducted in North America. Cat Financial also has offices and subsidiaries in Asia/Pacific, Europe and Latin America.

For over 30 years, Cat Financial has been providing financing in the various markets in which it participates, contributing to its knowledge of asset values, industry trends, product structuring and customer needs.

In certain instances, Cat Financial’s operations are subject to supervision and regulation by state, federal and various foreign governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions which, among other things, (i) regulate credit granting activities and the administration of loans, (ii) establish maximum interest rates, finance charges and other charges, (iii) require disclosures to customers and investors, (iv) govern secured transactions, (v) set collection, foreclosure, repossession and other trade practices and (vi) regulate the use and reporting of information related to a borrower’s credit experience.  Cat Financial’s ability to comply with these and other governmental and legal requirements and restrictions affects its operations.

Cat Financial’s retail leases and installment sale contracts (totaling 53 percent*) include:

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Tax leases that are classified as either operating or finance leases for financial accounting purposes, depending on the characteristics of the lease.  For tax purposes, Cat Financial is considered the owner of the equipment (14 percent*).

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Finance (non-tax) leases, where the lessee for tax purposes is considered to be the owner of the equipment during the term of the lease, that either require or allow the customer to purchase the equipment for a fixed price at the end of the term (17 percent*).

•	Installment sale contracts, which are equipment loans that enable customers to purchase equipment with a down payment or trade-in and structure payments over time (21 percent*).

•	Governmental lease-purchase plans in the U.S. that offer low interest rates and flexible terms to qualified non-federal government agencies (1 percent*).

Cat Financial’s wholesale notes receivable, finance leases and installment sale contracts (totaling 13 percent*) include:

•	Inventory/rental programs, which provide assistance to dealers by financing their new Caterpillar inventory and rental fleets (5 percent*).

•	Short-term trade receivables Cat Financial purchased from Caterpillar at a discount (8 percent*).

Cat Financial’s retail notes receivables (34 percent*) include:

•	Loans that allow customers and dealers to use their Caterpillar equipment or other assets as collateral to obtain financing.

*Indicates the percentage of Cat Financial’s total portfolio at December 31, 2015.  We define total portfolio as total finance receivables (net of unearned income and allowance for credit losses) plus equipment on operating leases, less accumulated depreciation. For more information on the above and Cat Financial’s concentration of credit risk, please refer to Note 6 — “Cat Financial Financing Activities” of Part II, Item 8 "Financial Statements and Supplementary Data."
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Cat Financial operates in a highly competitive environment, with financing for users of Caterpillar equipment available through a variety of sources, principally commercial banks and finance and leasing companies. Cat Financial’s competitors include Wells Fargo Equipment Finance Inc., General Electric Capital Corporation and various other banks and finance companies.  In addition, many of our manufacturing competitors own financial subsidiaries such as Volvo Financial Services, Komatsu Financial L.P. and John Deere Capital Corporation that utilize below-market interest rate programs (funded by the manufacturer) to assist machine sales.  Caterpillar and Cat Financial work together to provide a broad array of financial merchandising programs around the world to meet these competitive offers.

Cat Financial’s financial results are largely dependent upon the ability of Caterpillar dealers to sell equipment and customers’ willingness to enter into financing or leasing agreements.  It is also affected by, among other things, the availability of funds from its financing sources, general economic conditions such as inflation and market interest rates and its cost of funds relative to its competitors.

Cat Financial has a match-funding policy that addresses interest rate risk by aligning the interest rate profile (fixed or floating rate) of its debt portfolio with the interest rate profile of its receivables portfolio within predetermined ranges on an ongoing basis.  In connection with that policy, Cat Financial uses interest rate derivative instruments to modify the debt structure to match assets within the receivables portfolio. This matched funding reduces the volatility of margins between interest-bearing assets and interest-bearing liabilities, regardless of which direction interest rates move. For more information regarding match funding, please see Note 3 — “Derivative financial instruments and risk management” of Part II, Item 8 "Financial Statements and Supplementary Data."  See also Item 1A. Risk Factors of the 2015 Form 10-K for general risks associated with our financial products business.

In managing foreign currency risk for Cat Financial’s operations, the objective is to minimize earnings volatility resulting from conversion and the remeasurement of net foreign currency balance sheet positions, and future transactions denominated in foreign currencies.  This policy allows the use of foreign currency forward, option and cross currency contracts to offset the risk of currency mismatch between the receivable and debt portfolios, and exchange rate risk associated with future transactions denominated in foreign currencies.

Cat Financial provides financing only when certain criteria are met. Credit decisions are based on a variety of credit quality factors including prior payment experience, customer financial information, credit-rating agency ratings, loan-to-value ratios and other internal metrics. Cat Financial typically maintains a security interest in retail-financed equipment and requires physical damage insurance coverage on financed equipment.  Cat Financial finances a significant portion of Caterpillar dealers’ sales and inventory of Caterpillar equipment throughout the world.  Cat Financial’s competitive position is improved by marketing programs offered in conjunction with Caterpillar and/or Caterpillar dealers.  Under these programs, Caterpillar, or the dealer, funds an amount at the outset of the transaction, which Cat Financial then recognizes as revenue over the term of the financing.  We believe that these marketing programs provide Cat Financial a significant competitive advantage in financing Caterpillar products.

Caterpillar Insurance Company, a wholly owned subsidiary of Insurance Services, is a U.S. insurance company domiciled in Missouri and primarily regulated by the Missouri Department of Insurance.  Caterpillar Insurance Company is licensed to conduct property and casualty insurance business in 50 states and the District of Columbia and, as such, is also regulated in those jurisdictions.  The State of Missouri acts as the lead regulatory authority and monitors Caterpillar Insurance Company’s financial status to ensure that it is in compliance with minimum solvency requirements, as well as other financial ratios prescribed by the National Association of Insurance Commissioners.  Caterpillar Insurance Company is also licensed to conduct insurance business through a branch in Zurich, Switzerland and, as such, is regulated by the Swiss Financial Market Supervisory Authority.

Caterpillar Life Insurance Company, a wholly owned subsidiary of Caterpillar, is a U.S. insurance company domiciled in Missouri and primarily regulated by the Missouri Department of Insurance.  Caterpillar Life Insurance Company is licensed to conduct life and accident and health insurance business in 26 states and the District of Columbia and, as such, is also regulated in those jurisdictions. The State of Missouri acts as the lead regulatory authority and it monitors the financial status to ensure that it is in compliance with minimum solvency requirements, as well as other financial ratios prescribed by the National Association of Insurance Commissioners.  Caterpillar Life Insurance Company provides stop loss insurance protection to a Missouri Voluntary Employees’ Beneficiary Association (VEBA) trust used to fund medical claims of salaried retirees of Caterpillar under the VEBA.

Caterpillar Insurance Co. Ltd., a wholly owned subsidiary of Insurance Services, is a captive insurance company domiciled in Bermuda and regulated by the Bermuda Monetary Authority.  Caterpillar Insurance Co. Ltd. is a Class 2 insurer (as defined by the Bermuda Insurance Amendment Act of 1995), which primarily insures its parent and affiliates. The Bermuda Monetary Authority requires an Annual Financial Filing for purposes of monitoring compliance with solvency requirements.

Caterpillar Product Services Corporation (CPSC), a wholly owned subsidiary of Caterpillar, is a warranty company domiciled in Missouri.  CPSC previously conducted a machine extended service contract program in Germany and France by providing machine extended warranty reimbursement protection to dealers in Germany and France. The program was discontinued effective January 1, 2013, though CPSC continues to provide extended warranty reimbursement protection under existing contracts.

Caterpillar Insurance Services Corporation, a wholly owned subsidiary of Insurance Services, is a Tennessee insurance brokerage company licensed in all 50 states and the District of Columbia.  It provides brokerage services for all property and casualty and life and health lines of business.

Caterpillar’s insurance group provides protection for claims under the following programs:

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Contractual Liability Insurance to Caterpillar and its affiliates, Caterpillar dealers and original equipment manufacturers (OEMs) for extended service contracts (parts and labor) offered by Caterpillar, third party dealers and OEMs.

•	Cargo insurance for the worldwide cargo risks of Caterpillar products.

•	Contractors’ Equipment Physical Damage Insurance for equipment manufactured by Caterpillar or OEMs, which is leased, rented or sold by third party dealers to customers.

•	General liability, employer’s liability, auto liability and property insurance for Caterpillar.

•	Retiree Medical Stop Loss Insurance for medical claims under the VEBA.

•	Brokerage services for property and casualty and life and health business.

 Acquisitions

Information related to acquisitions appears in Note 24 — “Acquisitions” of Part II, Item 8 "Financial Statements and Supplementary Data."

Competitive Environment

Caterpillar products and product support services are sold worldwide into a variety of highly competitive markets.  In all markets, we compete on the basis of product performance, customer service, quality and price.  From time to time, the intensity of competition results in price discounting in a particular industry or region.  Such price discounting puts pressure on margins and can negatively impact operating profit. Outside the United States, certain of our competitors enjoy competitive advantages inherent to operating in their home countries or regions.

Raw Materials and Component Products

We source our raw materials and manufactured components from suppliers both domestically and internationally. These purchases include unformed materials and rough and finished parts.  Unformed materials include a variety of steel products, which are then cut or formed to shape and machined in our facilities. Rough parts include various sized steel and iron castings and forgings, which are machined to final specification levels inside our facilities. Finished parts are ready to assemble components, which are made either to Caterpillar specifications or to the supplier developed specifications.  We machine and assemble some of the components used in our machines, engines and power generation units and to support our after-market dealer parts sales. We also purchase various goods and services used in production, logistics, offices and product development processes.  We maintain global strategic sourcing models to meet our global facilities’ production needs while building long-term supplier relationships and leveraging enterprise spend.  We expect our suppliers to maintain, at all times, industry-leading levels of quality and the ability to timely deliver raw materials and component products for our machine and engine products.  We use a variety of agreements with suppliers to protect our intellectual property and processes to monitor and mitigate risks of the supply base causing a business disruption.  The risks monitored include supplier financial viability, the ability to increase or decrease production levels, business continuity, quality and delivery.

Patents and Trademarks

Our products are sold primarily under the brands “Caterpillar,” “CAT,” design versions of “CAT” and “Caterpillar,” “Electro-Motive,” “FG Wilson,” “MaK,” “MWM,” “Perkins,” “Progress Rail,” “SEM” and “Solar Turbines.” We own a number of patents and trademarks, which have been obtained over a period of years and relate to the products we manufacture and the services we provide.  These patents and trademarks have been of value in the growth of our business and may continue to be of value in the future.  We do not regard our business as being dependent upon any single patent or group of patents.

Order Backlog

The dollar amount of backlog believed to be firm was approximately $13.0 billion at December 31, 2015 and $17.3 billion at December 31, 2014. Compared to year-end 2014, the order backlog declined about $4.3 billion. The decrease was split about evenly across Construction Industries, Energy & Transportation and Resource Industries. Of the total backlog at December 31, 2015, approximately $4.0 billion was not expected to be filled in 2016.

Dealers and Distributors

Our machines are distributed principally through a worldwide organization of dealers (dealer network), 48 located in the United States and 127 located outside the United States, serving 182 countries and operating 3,593 places of business, including 1,274 dealer rental outlets.  Reciprocating engines are sold principally through the dealer network and to other manufacturers for use in products. Some of the reciprocating engines manufactured by our subsidiary Perkins Engines Company Limited, are also sold through its worldwide network of 97 distributors covering 180 countries. The FG Wilson branded electric power generation systems manufactured by our subsidiary Caterpillar Northern Ireland Limited are sold through its worldwide network of 290 distributors located in 145 countries.  Some of the large, medium speed reciprocating engines are also sold under the MaK brand through a worldwide network of 19 distributors located in 130 countries.

Our dealers do not deal exclusively with our products; however, in most cases sales and servicing of our products are the dealers’ principal business.  Some products, primarily turbines and locomotives, are sold directly to end customers through sales forces employed by the company.  At times, these employees are assisted by independent sales representatives.

While the large majority of our worldwide dealers are independently owned and operated, we own and operate a dealership in Japan that covers approximately 85% of the Japanese market: Nippon Caterpillar Division. We are currently operating this Japanese dealer directly and its results are reported in the All Other operating segments. There are also three independent dealers in the Southern Region of Japan.

For Caterpillar branded products, the company’s relationship with each of its independent dealers is memorialized in standard sales and service agreements.  Pursuant to this agreement, the company grants the dealer the right to purchase and sell its products and to service the products in a specified geographic service territory.  Prices to dealers are established by the company after receiving input from dealers on transactional pricing in the marketplace.  The company also agrees to defend its intellectual property and to provide warranty and technical support to the dealer.  The agreement further grants the dealer a non-exclusive license to use the company’s trademarks, service marks and brand names.  In some instances, a separate trademark agreement exists between the company and a dealer.

In exchange for these rights, the agreement obligates the dealer to develop and promote the sale of the company’s products to current and prospective customers in the dealer’s service territory.  Each dealer agrees to employ adequate sales and support personnel to market, sell and promote the company’s products, demonstrate and exhibit the products, perform the company’s product improvement programs, inform the company concerning any features that might affect the safe operation of any of the company’s products and maintain detailed books and records of the dealer’s financial condition, sales and inventories and make these books and records available at the company’s reasonable request.

These sales and service agreements are terminable at will by either party primarily upon 90 days written notice and provide for termination automatically if the dealer files for bankruptcy protection or upon the occurrence of comparable action seeking protection from creditors.

Research and Development

We have always placed strong emphasis on product-oriented research and development relating to the development of new or improved machines, engines and major components.  In 2015, 2014 and 2013, we spent $2,119 million, $2,380 million and $1,552 million, or 4.5, 4.3 and 2.8 percent of our sales and revenues, respectively, on our research and development programs.

Employment

As of December 31, 2015, we employed about 105,700 full-time persons of whom approximately 58,000 were located outside the United States. In the United States, we employed approximately 47,700 employees, most of whom are at-will employees and, therefore, not subject to any type of employment contract or agreement.  Full-time employment at the end of 2015 includes approximately 2,100 employees who participated in the U.S. voluntary retirement enhancement program in the U.S. and left the company January 1, 2016. At select business units, certain highly specialized employees have been hired under employment contracts that specify a term of employment and specify pay and other benefits.

Full-Time Employees at Year-End
	2015	2014
Inside U.S.	47,700	50,800
Outside U.S.	58,000	63,400
Total	105,700	114,200

By Region:
North America	48,000	51,200
EAME	21,300	23,200
Latin America	12,300	14,400
Asia/Pacific	24,100	25,400
Total	105,700	114,200

As of December 31, 2015, there were approximately 8,200 U.S. hourly production employees who were covered by collective bargaining agreements with various labor unions, including The United Automobile, Aerospace and Agricultural Implement Workers of America (UAW), The International Association of Machinists and The United Steelworkers. Approximately 6,100 of such employees are covered by collective bargaining agreements with the UAW that expire on March 1, 2017 and December 17, 2018. Outside the United States, the company enters into employment contracts and agreements in those countries in which such relationships are mandatory or customary.  The provisions of these agreements generally correspond in each case with the required or customary terms in the subject jurisdiction.

Sales and Revenues

Sales and revenues outside the United States were 59 percent of consolidated sales and revenues for 2015, 62 percent for 2014 and 67 percent for 2013.

Environmental Matters

The company is regulated by federal, state and international environmental laws governing our use, transport and disposal of substances and control of emissions. In addition to governing our manufacturing and other operations, these laws often impact the development of our products, including, but not limited to, required compliance with air emissions standards applicable to internal combustion engines. We have made, and will continue to make, significant research and development and capital expenditures to comply with these emissions standards.

We are engaged in remedial activities at a number of locations, often with other companies, pursuant to federal and state laws.  When it is probable we will pay remedial costs at a site, and those costs can be reasonably estimated, the investigation, remediation, and operating and maintenance costs are accrued against our earnings.  Costs are accrued based on consideration of currently available data and information with respect to each individual site, including available technologies, current applicable laws and regulations, and prior remediation experience. Where no amount within a range of estimates is more likely, we accrue the minimum. Where multiple potentially responsible parties are involved, we consider our proportionate share of the probable costs. In formulating the estimate of probable costs, we do not consider amounts expected to be recovered from insurance companies or others.  We reassess these accrued amounts on a quarterly basis. The amount recorded for environmental remediation is not material and is included in the line item "Accrued expenses" in Statement 3 — "Consolidated Financial Position at December 31" of Part II, Item 8 "Financial Statements and Supplementary Data." There is no more than a remote chance that a material amount for remedial activities at any individual site, or at all the sites in the aggregate, will be required.

Available Information

The company files electronically with the Securities and Exchange Commission (SEC) required reports on Form 8-K, Form 10-Q, Form 10-K and Form 11-K; proxy materials; ownership reports for insiders as required by Section 16 of the Securities Exchange Act of 1934 (Exchange Act); and registration statements on Forms S-3 and S-8, as necessary; and other forms or reports as required.  The public may read and copy any materials the company has filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The company maintains a website (www.Caterpillar.com) and copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through our website (www.Caterpillar.com/secfilings) as soon as reasonably practicable after filing with the SEC.  Copies of our board committee charters, our board’s Guidelines on Corporate Governance Issues, Worldwide Code of Conduct and other corporate governance information are available on our website (www.Caterpillar.com/governance).  The information contained on the company’s website is not included in, or incorporated by reference into, this Current Report on Form 8-K.

Additional company information may be obtained as follows:

Current information -

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phone our Information Hotline - (800) 228-7717 (U.S. or Canada) or (858) 764-9492 (outside U.S. or Canada) to request company publications by mail, listen to a summary of Caterpillar’s latest financial results and current outlook, or to request a copy of results

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Historical information -

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